UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2004

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439 (Commission File Number)	04-2664794 (IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts (Address of Principal Executive Offices)	02090 (Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On September 1, 2004, LoJack Corporation (the “Company”) issued a press release announcing, among other things, the appointment of Thomas M. Camp as Senior Vice President and General Manager International, effective September 1, 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

        Mr. Camp, 41, joined LoJack in June, 2002 as Vice President of Corporate Business Development. Immediately prior to joining LoJack, Mr. Camp worked as a strategic consultant to technology companies relating to the creation of strategic alliances and enterprise technology licensing transactions. From October 2000 to August 2001 he served as Senior Vice President of Business Development at InfoSpace, Inc., a Seattle, Washington based company. From April 1999 through October 2000 Mr. Camp served as Vice President of Business Development at Go2Net, Inc., a Seattle, Washington based company. From September 1990 through April 1999 Mr. Camp was employed as a corporate attorney at the law firm of Hutchins, Wheeler and Dittmar most recently as an Equity Partner.

        There are no arrangements or understandings pursuant to which Mr. Camp was appointed to the office of Senior Vice President and General Manager International. Additionally, Mr. Camp has no family relationships with any Directors of executive officers of the Company.

Item 8.01.  Other Events

        The press release referenced in Item 5.02 above also announced a changes in the title and duties of William R. Duvall who now serves as Executive Vice President and Chief Technology Officer. Mr. Duvall had previously served as the Executive Vice President of the Company.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

99.1	Press release dated September 1, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Keith Farris Keith Farris Vice President of Finance and Chief Financial Officer

Date:  September 1, 2004